THE BANK OF
NEW YORK
NEW YORKS FIRST BANK - FOUNDED 1784 BY
ALEXANDER HAMILTON
101 BARCLAY STREET, NEW YORK, N.Y.
10286
AMERICAN DEPOSITARY RECEIPTS



		April 25, 2005

U.S. Securities & Exchange
Commission
450 Fifth Street, N.W.
Washington, D.C.  20549
Attn.:  Document Control

Re: American Depositary
Shares evidenced by American
Depositary Receipts
representing Two ADRs foe
each Ordinary Share of Amer
Group plc (Form F-6
Registration No. 33-12930 ).

************************

Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended, on
behalf of The Bank of New York, as
Depositary for securities against which
American Depositary Receipts are to be
issued, we attach a copy of the new
prospectus (Prospectus) reflecting the
change in name to Amer Sports
Corporation.

As required by Rule 424(e), the upper
right hand corner of the cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6
Registration Statement, the Prospectus
consists of the ADR certificate with
revised name change for Amer Group
plc.

The Prospectus has been revised to
reflect the new name from Amer Group
plc to Amer Sports Corporation:

EFFECTIVE 	April 29, 2005, THE
COMPANYS NAME HAS CHANGED
FROM Amer Group plc TO Amer Sports
Corporation.

Please contact me with any questions or
comments on 212 815-4305.

______________________
    Thomas Abbott
    Assistant Vice President


Encl.

cc:    Paul Dudek, Esq. (Office of
International Corporate Finance)